Exhibit 10.20

HOLMES FUNDING LIMITED

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2006

Registered in England and Wales No. 3982428

HOLMES FUNDING LIMITED

Report of the directors

The Directors submit their report together with the financial statements for the year ended 31 December 2006.

Principal activity and Enhanced Business Review

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection.

The legal structure of the Company is to invest in a beneficial interest in the assets of Holmes Trustees Limited (“the Trust”), whose assets comprise mortgage loans secured on residential property in England, Scotland and Wales (“the mortgage portfolio”). The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

During the year the company increased the investment in beneficial interest in the mortgage portfolio to £14,778m (2005:£14,370m). This increase was financed by new loans from Holmes Financing (No.10) plc, a group company; and Holmes Master Issuer plc, a group company.

The Directors do not expect any significant change in the business in the foreseeable future.

The purpose of this Report is to provide information to the members of the Company and as such it is only addressed to those members. The Report may contain certain forward-looking statements with respect to the operations, performance and financial condition of the Company. By their nature, these statements involve inherent risks and uncertainties since future events, circumstances and other factors can cause results and developments to differ materially from the plans, objectives, expectations and intentions expressed in such forward-looking statements. Members should consider this when relying on any forward-looking statements. The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Company undertakes no obligation to update any forward-looking statement during the year. Nothing in this Report should be construed as a profit forecast.

Results and dividends

The profit for the year on ordinary activities after taxation amounted to £59,339,000 (2005: loss £24,204,000).

The Directors do not recommend the payment of a dividend (2005: £nil).

Directors and their interests

The Directors who served throughout the year were:

Mr D M Green

Mr M McDermott

Ms R Samson (appointed 10 November 2006)

Mr R G Baker (Alternate Director to Mr D M Green, appointed 28 July 2006, resigned 10 November 2006)

Wilmington Trust SP Services (London) Limited

At the year end and the previous year end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M. McDermott jointly held the other share.

Wilmington Trust SP Services (London) Limited and M. McDermott jointly held one share in the holding company, Holmes Holdings Limited, at the year end. The other share in Holmes Holdings Limited was

HOLMES FUNDING LIMITED

held by Wilmington Trust SP Services (London) Limited. M McDermott is also a Director of Wilmington Trust SP Services (London) Limited.

None of the other Directors had a beneficial interest in the shares of the Company or of the holding Company, Holmes Holdings Limited, and its subsidiaries at the year end.

HOLMES FUNDING LIMITED

Report of the directors (continued)

Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally interest rate swaps). The purpose of such transactions is to manage the interest rate risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the year under review, the Company’s policy that no trading in financial instruments shall be undertaken.

All assets, liabilities and transactions are denominated in Sterling.

Further disclosures regarding financial risk management objectives and policies and the company’s exposure to principal risks can be found in note 2.

Directors’ responsibility statement

The directors are responsible for preparing their report and financial statements. The directors have chosen to prepare accounts for the Company in accordance with International Financial Reporting Standards (IFRS). Company law requires the directors to prepare such financial statements in accordance with International Financial Reporting Standards, the Companies Act 1985 and Article 4 of the IAS Regulation.

International Accounting Standard 1 requires that financial statements present fairly for each financial year the company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s ‘Framework for the Preparation and Presentation of Financial Statements’. In virtually all circumstances, a fair presentation will be achieved by compliance with all applicable International Financial Reporting Standards. Directors are also required to:

•	properly select and apply accounting policies;
•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
•

provide additional disclosures when compliance with the specific requirements in International Financial Reporting Standards is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and

•

prepare the accounts on a going concern basis unless, having assessed the ability of the company to continue as a going concern, management either intends to liquidate the entity or to cease trading, or have no realistic alternative but to do so.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company, for safeguarding assets, for taking reasonable steps for the prevention and detection of fraud and other irregularities and for the preparation of a directors’ report which complies with the requirements of the Companies Act 1985.

Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

HOLMES FUNDING LIMITED

Third Party Indemnities

During 2006, Abbey National plc applied the provisions of the Companies (Audit, Investigations and Community Enterprise) Act 2004 to provide enhanced indemnities to the Directors of the Company and any of its subsidiaries or other company where such person has been nominated in writing by Abbey as its representative on the board of such companies against liabilities and associated costs which they could incur in the course of their duties to the Company. The indemnities remain in force as at the date of this Annual Report & Accounts. A copy of each of the indemnities is kept at the registered office address of Abbey National plc.

HOLMES FUNDING LIMITED

Report of the directors (continued)

Payment Policy

Given the nature of the Company's business, the Company does not have any suppliers and there therefore does not operate a payment policy. The Company has no creditors and is unable to quantify the practice on payment of creditors.

Auditors

In accordance with Section 386 of the Companies Act 1985, the Company has elected to dispense with the obligation to appoint auditors annually. Accordingly, Deloitte & Touche LLP are therefore deemed to have been re-appointed as auditors of the Company.

In the case of each of the persons who are directors of the company at the date when this report was approved:

•	so far as each of the directors is aware, there is no relevant audit information (as defined in s234ZA of the Companies Act 1985) of which the company’s auditors are unaware; and
•

each of the directors has taken all steps that he ought to have taken as director to make himself aware of any relevant audit information (as defined in s234ZA of the Companies Act 1985) and to establish that the company’s auditors are aware of that information.

By Order of the Board

For and on behalf of

Abbey National Secretariat Services Limited, Secretary

28 March 2007

Registered Office Address: Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN

HOLMES FUNDING LIMITED

Independent auditors’ report to the members of Holmes Funding Limited

We have audited the financial statements of Holmes Funding Limited for the year ended 31 December 2006 which comprise the Income Statement, the Balance Sheet, the Cash Flow Statement, the Statement of Recognised Income and Expense and the related notes 1 to 21. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

The directors' responsibilities for preparing the Annual Report and the financial statements in accordance with applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union are set out in the Directors' Responsibility Statement.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you whether in our opinion the information given in the Report of the directors is consistent with the financial statements.

In addition we report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and other transactions is not disclosed.

We read the Report of the directors and the other information contained in the annual report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any further information outside the Annual Report.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•

the financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the company's affairs as at 31 December 2006 and of its profit for the year then ended;

•	the financial statements have been properly prepared in accordance with the Companies Act 1985; and
•	the information given in the Report of the directors is consistent with the financial statements.

Separate opinion in relation to IFRSs

As explained in Note 1 to the financial statements, the company in addition to complying with IFRSs as adopted by the European Union, has also complied with the IFRSs as issued by the International Accounting Standards Board.

In our opinion the financial statements give a true and fair view, in accordance with IFRSs, of the state of the company's affairs as at 31 December 2006 and of its profit for the year then ended.

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London
28 March 2007

HOLMES FUNDING LIMITED

Income Statement

For the year ended 31 December 2006

	Notes	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Interest and similar income	4	771,414	681,090
Interest expense and similar charges	5	(759,336)	(668,979)
Net interest income		12,078	12,111
Other operating income/(expenses)	6	84,678	(34,642)
Administrative expenses		(8,473)	(8,952)
Impairment losses on loans and advances		(3,520)	(3,094)
Profit/(loss) before tax		84,763	(34,577)
Tax	7	(25,424)	10,373
Net profit/(loss) attributable to equity holders of the company		59,339	(24,204)

Statement of Recognised Income and Expense

For the year ended 31 December 2006

The Company has no recognised income or expenses other than the results for the current and previous year as set out in the Income Statement.

HOLMES FUNDING LIMITED

Balance Sheet

As at 31 December 2006

	Notes	2006 £000	2005 £000
Cash and cash equivalents	8	2,764,212	1,394,436
Loans and advances due from related parties	10	14,778,287	14,370,052
Deferred tax assets	11	-	7,436
Derivative financial instruments	14	67,110	-
Other assets	12	15,345	10,667
Total assets		17,624,954	15,782,591

Loans due to group companies	13	(17,387,248)	(15,640,539)
Derivative financial instruments	14	-	(26,253)
Deferred tax liabilities	11	(17,968)	-
Current tax liabilities	7	(22)	(20)
Other liabilities	15	(177,457)	(132,859)
Total liabilities		(17,582,695)	(15,799,671)

Net assets/(liabilities)		42,259	(17,080)

Equity
Share capital	16	-	-
Retained earnings/(accumulated losses)	17	42,259	(17,080)
Total equity		42,259	(17,080)

The financial statements were approved by the board of directors and authorised for issue on 28 March 2007. They were signed on its behalf by:

R Samson

Director

HOLMES FUNDING LIMITED

Cash Flow Statement

For the year ended 31 December 2006

	Notes	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Net cash from operating activities	18	610,478	748,631

Operating activities
Movement in other receivables		(13,347)	2,550
Movement in other payables		658	14,001
Interest paid		(715,412)	(715,372)
Cash flows (used in) operating activities		(728,101)	(698,821)

Investing activities
Amounts advanced to related parties		(7,579,520)	(3,936,991)
Amounts repaid by related parties		7,320,210	2,258,562
Cash flows (used in) investing activities		(259,310)	(1,678,429)

Financing activities
Amounts received from group companies		7,389,520	3,796,807
Amounts paid to group companies		(5,642,811)	(3,666,590)
Amounts paid to related parties		-	(33,980)
Cash flows from financing activities		1,746,709	96,237

Net increase/(decrease) in cash during the year		1,369,776	(1,496,382)
Cash and cash equivalents at beginning of year		1,394,436	2,890,818
Cash and cash equivalents at end of year		2,764,212	1,394,436

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

1. Accounting policies

The principal accounting policies applied in the preparation of financial statements are set out below. These policies have been consistently applied to all years presented, unless otherwise stated.

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted for use in the European Union that are effective or available for early adoption at the company’s reporting date. The company, in addition to complying with its legal obligation to comply with IFRSs as adopted for use in the European Union, has also complied with the IFRSs as issued by the International Accounting Standards Board. The financial statements have been prepared under the historical cost convention.

The company has adopted the following new or revised IFRS:

a)	The amendments to IAS 39 “ Financial Instruments: Recognition and Measurement” and IFRS 4 “Insurance Contracts” relating to Financial Guarantee Contracts.
b)	The company has decided to early adopt IFRS 7 “Financial Instruments: Disclosure”. The amendments to IAS 1 “Presentation of Financial statements” will be adopted in 2007.

Because the nature of the business is to receive and provide interest-bearing loans and advances the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest income and expense

Interest income and expense is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount. Interest income and expenditure is shown gross on the face of the income statement.

Financial assets

The entity classifies its financial assets as loans and receivables which are held at amortised cost. These include loans and advances to related parties shown on the face of the balance sheet and cash and cash equivalents shown on the face of the balance sheet.

Loans and advances due from related parties

The Company’s beneficial interest in the mortgage portfolio held by Holmes Trustees Limited has been legally acquired from Abbey National plc. The sale of the beneficial interest does not pass the derecognition criteria as described in IAS 39 “Financial Instruments: Recognition and Measurement” and therefore no beneficial interest in a mortgage portfolio is shown in the balance sheet as at 31 December 2006. This is further described in the paragraphs below.

The loans and advances due from related parties are held at amortised cost.

Derecognition

As a result of IAS 39 “Financial Instruments: Recognition and Measurement” the legal transfer of the beneficial interest in the Trust mortgage portfolio from Abbey National plc to the Company fails the criteria for derecognition. As no transfer has occurred for accounting purposes the beneficial interest has not been recognised in the Company’s financial statements and remains on the balance sheet of Abbey National plc.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

The beneficial interest in the mortgage portfolio is replaced by a related party loan included in Loans and advances from related parties on the Company’s balance sheet. The related party loan is recorded at the book value of the beneficial interest in the mortgage portfolio to Abbey National plc at the time of transfer less any subsequent transfers and repayments of capital, less deferred consideration due. A provision for losses is maintained by the Company to cover default of these loans and subsequent reduction in interest receivable on the intercompany loan.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

Deferred consideration

Under the terms of the mortgage sale agreement, Abbey National plc, as the originator of the mortgage loans, legally retains the right to receive excess income (deferred consideration) arising on those loans, after certain higher priority payments have been met.

On application of IFRS, deferred consideration is treated as a reduction in the interest due from Abbey National plc on the related party loan arising on the failure to derecognise the sale of the beneficial interest in the mortgage portfolio. Any deferred consideration due at the end of the year is treated as a reduction in the capital balance of the amounts due from related parties. Incremental elements of deferred consideration are spread on an effective interest rate basis; all other elements are accounted for as incurred.

Derivative financial instruments and hedge accounting

Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at their fair value. Fair values are obtained using valuation techniques, including discounted cash flow models and option pricing models as appropriate. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

Income taxes, including deferred income taxes

Income tax payable on profits, based on the applicable tax law in each jurisdiction is recognised as an expense in the period in which profits arise. The tax effects of income tax losses available to carry forward are recognised as an asset when it is probable that future taxable profits will be available, against which these losses can be utilised.

Current tax assets and liabilities are only offset when they arise in the same tax reporting group and where there is both the legal right and the intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

Cash and cash equivalents

For the purposes of the balance sheet and cash flow statement, cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash and non restricted balances with central banks, treasury bills and other eligible bills, loans and advances to banks, amounts due from other banks and short term investments in securities.

Financial liabilities

Financial liabilities are measured at amortised cost. These include Loans and advances to group companies on the face of the balance sheet, accrued interest shown within other liabilities on the face of the balance sheet.

Loans and advances due to group companies and related parties

Loans and advances due to group companies and related parties are held at amortised cost.

Provisions

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

Provisions are made against loans and advances which comprise the related party loan which replaces the beneficial interest in the mortgage portfolio under IFRS. These provisions include the incurred but not reported provisions (IBNR) which arise when as a result of regular appraisals of the assets, it is considered that recovery is doubtful. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

2. Financial risk factors

The Company’s activities expose it to a variety of financial risks including, fair value interest rate risk, credit risk and liquidity risk. The Company’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Company’s financial performance. The Company uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out by the central risk management function of the Abbey Group. Authority flows from the Abbey National plc Board of Members to the Chief Executive Office and from him to his direct reports. Delegation of authority is to individuals. Formal standing committees are maintained for effective management or oversight. Their authority is derived from the person they are intended to assist.

Market risk

The company is subject to market risk in the form of interest rate risk. The company enters into interest rate swap contracts with Abbey National Treasury Services plc , a related party, in order to manage interest rate risks associated with the company’s financial assets and liabilities. Hedge accounting is not adopted by the company for these derivatives and therefore the results of the company are subject to volatility due to the movement in fair value of those interest rate swap contracts.

Liquidity risk

The table below analyses the Company’s financial liabilities into relevant maturity groupings based on the remaining period at balance sheet date to contractual maturity date:

	On demand £000	1-3 months £000	3-12 months £000	1-5 years £000	Over 5 years £000	Total £000
Loans due to group companies	-	-	(679,140)	(2,790,752)	(13,917,356)	(17,387,248)
Deferred tax liability	-	-	-	-	(17,968)	(17,968)
Current tax liabilities	-	-	(22)	-	-	(22)
Other liabilities	(177,457)	-	-	-	-	(177,457)
Total Liabilities	(177,457)	-	(679,162)	(2,790,752)	(13,935,324)	(17,582,695)

Credit risk

The maximum exposure to credit risk is the carrying amount of the loans and advances due from related parties of £14,778,287,000 (2005: £14,370,052,000). The loans and advances from related parties are secured on residential property in England and Wales.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

Fair value estimation

Where quoted market prices are not available, a discounted cash flow model is used based on a current yield curve appropriate for the remaining term to maturity.

3. Business and geographical segments

All of the Company’s income is derived from activities in the same business and geographical segment. There were no discontinued operations during the period.

4. Interest and similar income

	Year ended 31 December 2006 £000	Year ended 31 December 2006 £000

Interest receivable from related parties	663,201	592,444
Swap interest receivable	4,434	7,296
Bank interest receivable	103,779	81,350
	771,414	681,090

The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking for the benefit of Abbey National plc.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

5. Interest expense and similar charges

	Year ended 31 December 2006 £000	Year ended 31 December 2006 £000

Interest payable on loans from group companies	(759,336)	(667,587)
Interest payable on start up loans	-	(1,392)
	(759,336)	(668,979)

6. Profit/(loss) for the year

The profit/(loss) for the year has been arrived at after crediting/(charging):

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000
Operating income/(expenses):
Net gain/(loss) on hedging derivatives	84,678	(34,642)

Fees payable to the company’s auditors for the audit of the company’s annual accounts for the current year are £15,000 (2005: £15,000) and have been borne by Abbey National plc, for which no recharge has been made in the current or prior year.

Directors' emoluments are borne by Abbey National plc. No emoluments were paid by the Company to Directors during the year (2005: £nil).

The Company had no employees in the current or previous financial year.

7. Tax

	Year ended 31 December 2006 £000	Year ended 31 December 2005 £000
Current tax:
UK corporation tax:
Current year	(22)	(20)
Prior year	2	-

Deferred tax (note12):	(25,404)	10,393
	(25,424)	10,373

Corporation tax is calculated at 30% (2005: 30%) of the estimated assessable profit/(loss) for the year.

The charge for the year can be reconciled to the profit/(loss) per the income statement as follows:

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

Year ended 31 December 2006 £000	Year ended 31 December 2005 £000

Profit/(loss) before tax	84,763	(34,577)

Tax at the UK corporation tax rate of 30% (2005: 30%)	(25,429)	10,373
Benefit of small company tax rate	3	-
Adjustments in respect of prior periods	2	-
Tax (expense)/income for the year	(25,424)	10,373

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

8. Cash and cash equivalents

	2006 £000	2006 £000

Guaranteed Investment Contract	2,036,099	1,326,844
Share of Trust cash	728,113	67,592
	2,764,212	1,394,436

The Guaranteed Investment Contract pays interest based on LIBOR.

9. Beneficial interest in mortgage portfolio

During the year the company increased its legal interest in the Trust property in two tranches: £3,929,390,000, financed by a loan from Holmes Financing (No.10) plc, a group company; and £3,460,130,000, financed by a loan from Holmes Master Issuer plc, a group company.

The mortgage loans are secured on residential property in England and Wales. At 31 December 2006 the total mortgage asset held on trust for the beneficiaries amounted to £29,138,546,153 (2005: £28,691,079,898).

10. Loans and advances due from related parties

	2006 £000	2006 £000

Loans and advances due from related parties	14,778,287	14,370,052

	2006 £000	2006 £000
Repayable:
On demand or at short notice	(243,863)	(135,356)
In not more than three months	64,123	(21,823)
In more than three months but not more than one year	303,552	248,276
In more than one year but not more than five years	1,735,710	1,596,161
In more than five years	12,918,765	12,682,794
	14,778,287	14,370,052

Loans and advances due from related parties represents an intercompany loan, generated as a result of the beneficial interest in the mortgage portfolio failing the derecognition criteria described in IAS 39. The intercompany loan replaces the beneficial interest in the mortgage portfolio legally held by the company, and represents the substance of the transaction for accounting purposes.

If the derecognition criteria had been met the company would have shown a beneficial interest in a mortgage portfolio of £14,778,287,230 as at 31 December 2006 (2005: £14,370,052,000) all of which are secured on residential property.

The loans and advances due from related parties are all designated in sterling and are either non interest bearing, at fixed rates or at variable rates of interest, based on the standard variable rate of the administrator, Abbey National plc.

The fair value of the loans and advances due from related parties at 31 December 2006 was £14,778,287 (2005: £14,370,052).

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

11. Deferred tax (liability)/asset

The movement on the deferred tax (liability)/asset is as follows:

	2006 £000	2005 £000
Current tax:
At 1 January	7,436	1,372
Tax effect of prospective IFRS adjustments	-	(4,329)
Income statement (charge)/credit	(25,404)	10,393
At 31 December	(17,968)	7,436

The deferred tax (liability)/asset arises as a result of the Company being taxed under the special regime for securitisation companies in Finance Act 2005.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

12. Other assets

	2006 £000	2005 £000

Other assets	15,345	10,667

The carrying amount of other assets approximates to their fair value.

Other assets due after one year at 31 December 2006 total £6,528,000 (2005: £4,971,000).

13. Loans from group undertakings

	2006 £000	2005 £000

Loans from group undertakings	17,387,248	15,640,539

These borrowings are repayable as follows:
Less than one year	679,140	1,017,901
Due two to five years	2,790,752	3,997,096
Due over five years	13,917,356	10,625,542
	17,387,248	15,640,539

Interest payable on the loans from group undertakings is based on LIBOR.

The carrying amount of loans from group undertakings approximates to their fair value.

14. Derivative Financial Instruments

The company holds derivatives to manage the interest rate risk associated with the beneficial interest on the mortgage portfolio. These derivatives are held with Abbey National Treasury Services plc, a related party, and require the company to pay a weighted average of the mortgage interest earned on the beneficial interest in the mortgage portfolio and receive payments based on a rate linked to three month sterling LIBOR. The derivatives are held at fair value on the balance sheet and any gains and losses taken to the income statement.

15. Other liabilities

	2006 £000	2005 £000

Amounts due to group companies	39	39
Accrued interest payable to group companies	175,186	131,262
Other liabilities	2,232	1,558
	177,457	132,859

The amounts are repayable as follows:

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

	2006 £000	2005 £000

Less than 1 year	177,418	132,820
2 to 5 years	-	-
Over 5 years	39	39
	177,457	132,859

Included in amounts due to related parties at 31 December 2006 is the start up loan balance of £nil (2005: £nil). Interest payable on the start up loans is based on LIBOR, all other balances are non interest bearing. Amounts due over 5 years are paid in order of priority when cash is available after other commitments have been met.

The carrying amounts of the other liabilities approximates to their fair value.

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

16. Share capital

	2006 £	2005 £

Authorised:
100 Ordinary shares of £1 each	100	100

Issued and fully paid:
2 Ordinary shares of £1 each	2	2

17. (Accumulated losses)/retained earnings

£000
Balance at 1 January 2005	7,124
Loss for the year	(24,204)
Balance at 31 December 2005 and 1 January 2006	(17,080)
Profit for the year	59,339
Balance at 31 December 2006	42,259

18. Notes to the cash flow statement

	2006 £000	2005 £000

Profit/(loss) from operations	84,763	(34,577)

Adjustments for:
Income Taxes paid	(18)	-
Losses on derivatives	(84,678)	34,642
Movement in provisions	(3,418)	2,844
Interest payable	759,336	668,979
Interest receivable	(145,507)	112,743
Net profit before working capital changes	610,478	784,631

19. Related party transactions

During the current and prior year, the Company entered into the following transactions with related parties:

	Interest receivable	Interest payable	Fees payable	Amounts due from related parties	Amounts due to related parties
	2006 £000	2006 £000	2006 £000	2006 £000	2006 £000

Abbey National plc	663,201	-	1,143	14,778,287	-
Wilmington Trust SP Services (London) Limited	-	-	122	-	-
Holmes Financing (No.1) plc	-	46,025	-	-	914,461
Holmes Financing (No.2) plc	-	24,375	-	-	337,487
Holmes Financing (No.3) plc	-	14,564	-	-	7

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

Holmes Financing (No.4) plc	-	53,520	-	-	1
Holmes Financing (No.5) plc	-	37,249	-	-	-
Holmes Financing (No.6) plc	-	105,253	-	-	2,101,162
Holmes Financing (No.7) plc	-	53,755	-	-	1,025,346
Holmes Financing (No.8) plc	-	142,939	-	-	2,922,687
Holmes Financing (No.9) plc	-	182,763	-	-	2,811,834
Holmes Financing (No.10) plc	-	80,093	-	-	3,972,365
Holmes Master Issuer plc	-	18,800	-	-	3,477,123

HOLMES FUNDING LIMITED

Notes to the financial statements for the year ended 31 December 2006

20. Related party transactions (continued)

	Interest receivable	Interest payable	Fees payable	Amounts due from related parties	Amounts due to related parties
	2005 £000	2005 £000	2005 £000	2005 £000	2005 £000

Abbey National plc	592,444	-	1,293	14,370,052	-
Wilmington Trust SP Services (London) Limited	-	-	113	-	-
Holmes Financing (No.1) plc	-	66,524	-	-	913,307
Holmes Financing (No.2) plc	-	43,572	-	-	760,341
Holmes Financing (No.3) plc	-	30,648	-	-	551,593
Holmes Financing (No.4) plc	-	93,366	-	-	1,854,709
Holmes Financing (No.5) plc	-	48,685	-	-	965,221
Holmes Financing (No.6) plc	-	119,818	-	-	2,098,514
Holmes Financing (No.7) plc	-	94,589	-	-	1,901,105
Holmes Financing (No.8) plc	-	159,153	-	-	2,919,011
Holmes Financing (No.9) plc	-	11,232	-	-	3,808,039

There were no related party transactions during the year, or existing at the balance sheet date, with the company’s or parent company’s key management personnel.

21. Parent undertaking and controlling party

The Company’s immediate and parent company is Holmes Holdings Limited. Holmes Holdings Limited is owned by Wilmington Trust SP Services (London) Limited, a Company incorporated in Great Britain and registered in England and Wales, holding all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust, dated 17 February 1999, for the benefit of nurses employed in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain and registered in England and Wales. Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages’ trustee and the beneficiaries to a service provider.

The Company meets the definition of a Special Purpose Entity and is therefore consolidated within the Abbey National plc group accounts.

The Company's ultimate controlling party is Banco Santander Central Hispano S.A., a company incorporated in Spain. Banco Santander Central Hispano S.A. is the parent undertaking of the largest group of undertakings for which group accounts are drawn up. Abbey National plc is the controlling undertaking of the smallest group of undertakings for which group accounts are drawn up.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent’s Place, London, NW1 3AN.